Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-38196 of Imation Corp. of our report dated June 25, 2012 relating to the financial statements of the Imation Retirement Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
June 27, 2013